Exhibit 10.18

[CONFIDENTIAL INFORMATION REDACTED; SUBJECT

OF RULE 406 REQUEST FOR CONFIDENTIAL

TREATMENT]

Translation of Business Process Outsourcing (BPO) Cooperation

Agreement

Party A: Sino-US MetLife Insurance Co., Ltd Chongqing Branch (“MetLife Chongqing”)

Address:

Party B: Chongqing Central BPO Industry Co., Ltd (“Central BPO”)

Address:

MetLife Chongqing is one of branches of Sino-US MetLife Insurance Co., Ltd’s in P.R.China. MetLife Inc is a leading global provider of insurance and other financial services, the biggest life insurance company in the U.S., and one of the FORTUNE 500 companies. Central BPO mainly provides carrier-class call center outsourcing solutions and services to the financials, logistics, e-commerce and other high-end industries.

In order to fully utilize the advantages in the area of resources of their respective services, to provide practical, value-added insurance services to Party A’s end users, and to improve the service quality of human resources by Party A, both parties hereto, on the principle of complementary advantages, resources sharing and win-win cooperation, hereby reached the agreement on the Party A’s business outsourcing as follows:

I Cooperation Content

On the principle of complementary advantages and benefit sharing, Party B shall provide Party A with relevant services of human resources and offer potential customer Party A’s * insurance service.

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

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3. Other cooperation content shall be discussed by both parities and agreed by complementary agreement.

II Rights and Obligations for Party A

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*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

III Rights and Obligations for Party B

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Party B acknowledge and confirm with Party A that Sino-US MetLife Co., Ltd and United MetLife Co., Ltd will conduct merger only to the extent permitted by the relevant laws of the People’s Republic of China and subject to the approval of the China Insurance Regulatory Commission (CIRC). Meanwhile both parties mutually acknowledge that, unless otherwise agreed, this agreement shall still remain in full force and effect. Party B and Party A or the merged Party A with United MetLife will continue to fulfill the contract agreement.

IV Related payment and settlement

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*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

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V Termination

1. * When test period expires, any party may notify the other party in writing or by email to terminate the agreement and the test period of this agreement ends. If there is no objection from either party, the agreement shall automatically become valid.

2. In case that any party come across insolvency, to be brought into the bankruptcy reorganization proceedings, or to be specified the liquidator or receiver, and if not be relieved from the implementation complainant, a liquidator or receiver is not withdrawn within 20 days, or if which party hereof is taken over, or any other creditor situation similar occurs, the other party may immediately terminate this agreement.

3. If the Sino-US MetLife, pursuant to the principle of good faith, considers that any act or omission under this agreement would violate the existing applicable laws, Sino-US MetLife will have no responsibility to fulfill the aforementioned obligations.

Prior to the termination date of this agreement, if Sino-US MetLife conducts any acts in violation of or may violate “Foreign Corrupt Practice Act of United State” or any other existing anti-bribery laws, regulations or rules, which conduction only basing on reliable information and the principle of good faith, to be considered caused by the representative of Party B or Party B or other reasons that likely attributable to Party B, Sino-US MetLife is entitled to terminate this agreement at any time or suspend payments under the agreement.

Under such termination or payments suspension, unless the payment is for the legally services that have been performed and the payments shall not violate any law.

4. After termination and expiration of the agreement, the following provisions shall be applied:

(1) Party B shall stop all the services and activities conducted on behalf of Party A.

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

(2) Party B shall return all the confidential information previously provided by Party A and still in possession of Party B, besides, Party B shall return all advertising materials in his possession.

VI Force Majeure

Due to force majeure, both parties can not perform or can not completed fulfill the obligations under this agreement that either party is liable for breach the agreement to the other party. However, on case of force majeure shall, with 10 days after the occurrence of force majeure will inform each other, and provide relevant evidence that issued by relevant authorities. Within a reasonable time after the influence of force majeure eliminated one party should continue to perform the contract.

VII Requirements of Confidentiality

1. Both parties shall each bear the obligation of confidentiality. Either party shall not disclose others trade secrets in any way to third party, the said trade secrets hereof refer to any party’s business related data, price, amount, technique approach, specific content of this agreement and any information or documents related to his business that one party disclose to the other party (including whose parent company, subsidiaries, holding companies and cooperative SP).

2. Under this agreement, all the information and documents that one party disclose to the other party shall be considered confidential information. Any party shall neither expose confidential information hereupon that obtaining from the other party to the third party, nor to utilize which confidential information exceed the scope of this agreement.

3. Person of either party who conducts the cooperation matter under this agreement, or knows, understands confidential information aforementioned (including but not limited to one party’s employees, representatives, agents, consultant, etc.) should assume the same obligation of confidentiality.

4. Both parties shall bear the obligation of confidentiality on this cooperation and the specific content of this agreement. Without the prior consent in writing of one party, the other party shall not disclose the cooperation hereof between Party A and Party B as well as the specific content of this agreement to any third party.

5. The obligation of confidentiality mentioned before shall not be restricted by the term of this agreement.

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

VIII Breach of contract

1. Where this agreement can not be continued due to the breach of agreement by either party, the non-breaching party is entitled to terminate this agreement and claim compensations for the losses he has incurred.

2. Where one party or both parties suffers from the adverse social impact or economic losses due to one party’s breach, the other party shall be entitled to pursue the liabilities of the breaching party and ask for the economic compensations, even to the extent of terminating the agreement.

IX Observance of Anti-Bribery laws

Party B, senior executives, directors, employee of Party B and any agents or representatives acting on behalf of the said personnel are prohibited from making any payments in violation of “Foreign Corrupt Practice Act of the United States” of America or any existing anti-bribery laws in conducting the acts relating to or having an effect on this contract. The said prohibited acts include the offering of any direct or indirect money or any valuable goods to the non-US officials, international organizations, non-US political parties, politician or political candidates in order to obtain, retain, carry out the business or to claim for any improper benefits.

Party B represents and warrants that, while performing the obligations hereunder and other matters in connection with this contract, he has not made the said prohibited payments and will not conduct such acts in the future.

X Assignment of Rights and Obligations

Without the prior written consent of the MetLife, Party B may not assign or transfer all or any part of the rights, liabilities and obligations hereunder (including payments which are due and to be due ) to any third party, including any subcontractor. Except as agreed in writing by the MetLife, all the services as agreed upon herein shall be performed by directors, senior executives or employee of Party B.

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

XI Disclosure

Either party hereto at any time may disclose this agreement and its contents to any third party (including according to government and its agency) for any reason whatsoever provided that it is legally reasonable to do so.

XII Legal requirements

1. Party B shall inform Party A of any legal requirements or industrial standards relating to services, including any third-party liabilities thereof or any decrees or governmental regulations relating to purchase services.

2. While providing the services, Party B shall posses any/all valid and effective license, consent and other documents which are necessary to perform services to Party A.

XIII Applicable law and Jurisdiction

This agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China. Any dispute arising from or in connection with this agreement shall be resolved through amicable negotiation. In the event no settlement can be reached therefrom, either party is entitled to submit such dispute to China International Economic and Trade Arbitration, Commission Shanghai Branch for arbitration in accordance with arbitration rules then in effect.

XIV Validity

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2. During the validity of this contract, this contact shall be automatically terminated upon mutual consent of both parties.

3. Where any Force Majeure event makes it impossible to continue this contract, this agreement shall be automatically terminated when both parties complete all outstanding settlements.

4. Where any event, which is foreseeable, makes it impossible for one party to continue to perform this agreement, such party shall inform the other party of its

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.

occurrence within five (5) business days after whenever such party has reasonably foreseen such event and help the other party with the outstanding matters. Where such party fails to do so promptly, he shall be liable for the losses the other party has incurred therefrom.

XV Miscellaneous

1. Party B understands and acknowledges that Sino-US MetLife and United MetLife Insurance Co. Ltd. shall conduct merge and restructuring to the extent permitted by the relevant laws of the People’s Republic of China and subject to the approval of the relevant insurance supervisory authority. Meanwhile both parties mutually acknowledge that, unless otherwise agreed, this agreement shall still remain in full force and effect. Party B as well as the successor entity into which Sino-US MetLife and United MetLife Insurance Co. Ltd. merge, shall abide by and perform any provisions herein.

2. The appendices hereto shall have the same legal effect as this agreement.

3. Other matters not mentioned herein shall be resolved by both parties through friendly negotiation.

4. Any dispute arising from the contents of this agreement or in connection with its performance shall be resolved through friendly negotiation. In case no settlement can be reached, either party may submit such dispute to Chongqing Arbitration Committee for arbitration and the location of arbitration is Chongqing Municipality.

5. This agreement is made in quadruplicate and shall become effective upon signature and seal by both parties. Each party shall hold two copies with the same legal effect respectively.

Party A

Authorized representative:

Stamped Corporate Seal

Party B

Authorized representative:

Stamped Corporate Seal

*	Denotes location where Confidential Information has been redacted. Subject of Rule 406 request for confidential treatment.